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                                                                   EXHIBIT 23(c)

                         INDEPENDENT AUDITOR'S CONSENT


    We consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated March 27, 1997, relating to the financial statements of Triple A Security Systems, Inc. and our report dated November 21, 1997, relating to the financial statements of The Jupiter Group, Inc.


    We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration.

                                          TERRY H. JONES, CPA


West Hazelton, Pennsylvania



December 17, 1997